Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-257222 on Amendment No. 2 to Form F-4 of our report dated June 21, 2021, relating to the financial statements of Crynssen Pharma Group Limited. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Bogota, Colombia
August 17, 2021